UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Rd, Suite 100

Middleton, MA 01949

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 8, 2025, SCWorx Corp. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The results of the stockholder voting at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors.

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each nominee received the following votes:

Director Name	For	Withheld	Broker Non-Votes
Timothy A. Hannibal	2,048,885	327,221
Troy Kirchenbauer	2,329,292	46,814
Vincent Matozzo	2,041,052	335,054
Michael Burke	2,329,159	46,947
			3,435,939

Proposal No. 2 — To consider and vote, on a non-binding, advisory basis, upon the compensation of those of our executive officers listed in the Summary Compensation Table appearing in the proxy statement, or our named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K

For	Against	Abstain	Broker Non-Votes
2,038,287	331,503	6,316	3,435,939

Proposal No. 3 –To ratify the selection of Astra Audit & Advisory, LLC as the Company’s independent auditors for the year ended December 31, 2025.

For	Against	Abstain	Broker Non-Votes
5,275,216	410,272	126,557

Proposal No. 4 – To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), the issuance of shares of Company common stock, $0.001 par value (“Common Stock”), upon exercise of all the common stock purchase warrants (including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants), issued pursuant to the terms of that certain Securities Purchase Agreement, dated January 21, 2025, by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of the number of outstanding shares of Common Stock, at prices below the Minimum Price.

For	Against	Abstain	Broker Non-Votes
2,000,544	375,208	354	3,435,939

Proposal No. 5 – To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Rule 5635(d) (“Rule 5635(d)”), the issuance of shares of our Common Stock, upon exercise of the Company’s Series A common stock purchase warrants (the “Series A Warrants”), issued to certain holders (each, a “Holder”) pursuant to certain warrant inducement agreements, dated as of September 17, 2025, by and between the Company and each Holder (including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants), in an amount equal to or in excess of 20% of the number of outstanding shares of Common Stock, at prices below the Minimum Price.

For	Against	Abstain	Broker Non-Votes
2,005,323	370,329	454	3,435,939

Proposal No. 6 – To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Rule 5635(d), the issuance of shares of our Common Stock upon (i) conversion of up to $1,500,000 in convertible promissory notes and (ii) exercise of common stock purchase warrants to purchase up to 30,000,000 shares of Common Stock to be issued by us (including any amortization payments made to the holders of such convertible promissory notes in the form of issuance of shares of Common Stock and upon the operation of anti-dilution and other adjustment provisions contained in such convertible promissory notes and warrants), on substantially the same terms as the convertible promissory notes and common stock purchase warrants issued pursuant to the Securities Purchase Agreement, dated January 21, 2025, except for the terms described herein, to be entered into pursuant to the terms of a Securities Purchase Agreement at a future date (the “Issuance Proposal”), by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of our Common Stock outstanding before entering into such Agreement for the issuance of such stock and warrants and at prices below the Minimum Price.

For	Against	Abstain	Broker Non-Votes
2,000,091	375,541	474	3,435,939

Proposal No. 7 – To consider and vote upon a proposed amendment of the Company’s certificate of incorporation to increase the number of authorized shares from 50,000,000 shares to 155,000,000 shares, of which 150,000,000 shares will be authorized Common Stock.

For	Against	Abstain	Broker Non-Votes
2,002,411	373,620	75	3,435,939

Proposal No. 8 – To consider and vote upon the Company’s 2025 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
2,021,872	352,955	1,279	3,435,939

The results reported above are final voting results.

Item 8.01. Other Events.

On December 10, 2025, following the above referenced stockholder approval, the Company amended its certificate of incorporation to increase the number of authorized shares from 50,000,000 shares to 155,000,000 shares, consisting of 150,000,000 shares authorized as Common Stock and 5,000,000 shares authorized as Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2025

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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